Exhibit 4.3 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 The following description sets forth certain material terms and provisions of the securities of Pharming Group N.V. (“Pharming,” the “Company,” “we,” “us,” and “our”) that are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This description also summarizes relevant provisions of our articles of association, Dutch law and relevant provisions of the Dutch Corporate Governance Code (“DCGC”). The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Dutch law, DCGC and our articles of association, a copy of which is filed as an exhibit to the Annual Report on 20-F of which this Exhibit is a part. We encourage you to read our articles of association and the applicable provisions of the laws of the Dutch law and DCGC for additional information. GENERAL Our securities include (a) our ordinary shares, nominal value €0.01 per share, and (b) our American Depositary Shares (the “ADSs”), each representing one ordinary share, nominal value €0.01 per share. Our ordinary shares are registered under the Exchange Act not for trading, but only in connection with the listing of the ADSs on The Nasdaq Global Market. Our ordinary shares are currently traded on Euronext Amsterdam under the ticker symbol “PHARM”. Our ADSs are listed on The Nasdaq Global Market under the trading symbol “PHAR.” The following is a description of the rights of (i) the holders of ordinary shares and (ii) ADS holders. Ordinary shares underlying the outstanding ADSs are held by JPMorgan Chase Bank, N.A., as depositary. ORDINARY SHARES In accordance with our articles of association, the following summarizes the rights of holders of our ordinary shares: • each holder of ordinary shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment and reappointment of directors; • there are no cumulative voting rights; • the holders of our ordinary shares are entitled to dividends and other distributions as may be declared from time to time by us in accordance with our articles of association and applicable law; • upon our liquidation and dissolution, the holders of ordinary shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities; and • the holders of ordinary shares have preemptive rights in case of share issuances or the grant of rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such limited cases as provided by Dutch law and our articles of association. Type and Class of Securities Each ordinary share has a nominal value of €0.01. Form of Shares Under our articles of association, our ordinary shares may be issued either in registered form (aandelen op naam) or in bearer form (aandelen aan toonder). Ordinary shares in bearer form must be embodied in a global certificate kept in custody by a central institute within the meaning of the Dutch Giro Securities Transfer Act (Wet giraal effectenverkeer) for purposes of facilitating book-entry transfers of the ordinary shares embodied by such global certificate.

Share Register The Company is responsible for keeping a shareholders’ register, in which only the holders of shares in registered form will be registered. The board of directors keeps our shareholders’ register and records names and addresses of all holders of shares in registered form, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of use and enjoyment (vruchtgebruik) in shares belonging to another or a pledge (pandrecht) in respect of such shares in registered form. Preemptive Rights Under Dutch law, in the event of an issuance of ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting. Another corporate body, such as the board of directors, may restrict or exclude the preemptive rights in respect of newly issued ordinary shares if it has been designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to restrict or exclude the preemptive rights or to designate another corporate body as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting. As at May 20, 2020, our board of management, subject to the approval of the board of supervisory directors, has been authorized, for the period from May 20, 2020 to July 20, 2021, to issue shares, grant rights to acquire shares and to limit or exclude preemptive rights in relation to an issuance of shares up to 10% of the issued share capital as per the moment of the resolution of the board of directors to issue shares and/or grant rights to acquire shares. As a result of the implementation of the corporate reorganization, this authorization shall be considered to have been granted to our board of directors. Limitation on Liability and Indemnification Matters Under Dutch law, our directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the company and to third parties for infringement of the articles of association or of certain provisions of Dutch law. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, our articles of association provide for indemnification of our current and former directors (and other current and former officers and employees as designated by our board of directors). No indemnification shall be given to an indemnified person: (a) if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person); (b) to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so); (c) in relation to proceedings brought by such indemnified person against the company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to our articles of association, pursuant to an agreement between such indemnified person and the company which has been approved by the board of directors or pursuant to insurance taken out by the company for the benefit of such indemnified person; or (d) for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the company’s prior consent. Under our articles of association, our board of directors may stipulate additional terms, conditions and restrictions in relation to the indemnification described above. Shareholder Meetings General meetings may be held in Leiden, Amsterdam, Rotterdam, The Hague, Haarlemmermeer, Leiderdorp or Oegstgeest, the Netherlands. The annual general meeting must be held within six months after the end of each financial year. Additional extraordinary general meetings may also be held, whenever considered appropriate by the board of directors and shall be held within three months after our board of directors has considered it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up share capital, in order to discuss the measures to be taken if so required. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within eight weeks after the request, the requesting party/parties shall be authorized to convene such general meeting themselves.

General meetings can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual general meeting, among other things, the adoption of the annual accounts, an advisory vote on our remuneration report, the discharge from liability for our directors, the appointment of our external auditor for purposes of Dutch law, appropriation of our profits and proposals relating to the composition of the board of directors, including the filling of any vacancies in the board of directors. In addition, the agenda shall include such items as have been included therein by the board of directors. The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing (or by electronic means of communication) and received by the board of directors at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda. A shareholder exercising its right to put an item on the agenda must notify the company, in its request, of the following information (in case the right is exercised by multiple shareholders, the information listed below may be aggregated): a. the percentage of the issued share capital represented by the ordinary shares which are, or are deemed to be (under the applicable Dutch attribution rules), at the disposal of such shareholder; and b. the percentage of the issued share capital represented by the financial instruments which are at the disposal of such shareholder and which constitute a short position with respect to ordinary shares. In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of directors), the board of directors must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days. If invoked, the board of directors must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and shall explore the alternatives. At the end of the response time, the board of directors shall report on this consultation and the exploration of alternatives to the general meeting. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above. The general meeting is presided over by the chairperson of the board of directors. If no chairperson has been elected or if the chairperson is not present at the meeting, the general meeting shall be presided over by the chief executive officer. If no chief executive officer has been elected or if the chief executive officer is not present at the meeting, the general meeting shall be presided over by another director present at the meeting. If no director is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Directors may always attend a general meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide at his or her discretion to admit other persons to the meeting. All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting, to address the meeting and, in so far as they have such right, to vote. Each share confers the right on the holder to cast one vote at the general meeting. Shareholders may vote by proxy. As a matter of Dutch law, the board of directors must allow and facilitate that shareholders and others with voting rights can provide a proxy to the company by electronic means of communication (e.g., via e-mail). In addition, the company must make a proxy form available to shareholders and others with voting rights when convening a general meeting. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.

Decisions of the general meeting are taken by a simple majority of votes cast without an applicable quorum, except where Dutch law or our articles of association provide for a qualified majority and/or a quorum. For each resolution passed at a general meeting, the voting results must be posted on our website within 15 days after the meeting. The information posted will include the numbers of votes cast in favor, cast against and the abstentions, the total number of shares voted, the total number of votes cast and the percentage of our issued share capital represented by the total number of shares voted. The voting results must be kept accessible on the Company’s website for a period of at least one year. Directors Appointment of directors Under our articles of association, the directors are appointed by the general meeting upon binding nomination by our board of directors. However, the general meeting may at all times reject the nomination by a resolution adopted with a majority of the votes cast representing at least one third of the issued share capital. If the nomination is rejected by the majority of the votes cast, but such majority does not represent at least one third of the issued share capital, a new meeting may be convened in which the nomination may be rejected with a majority of the votes cast, irrespective of the percentage of our issued share capital represented at the meeting. In that event, the board of directors shall make a new nomination. At a general meeting, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting shall determine whether that person is appointed as executive director or as non-executive director. Duties and liabilities of directors Under Dutch law, the board of directors as a collective is responsible for our management, strategy, policy and operations. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in our identity or character requires approval of the general meeting. Dividends and other distributions Amount available for distribution We may only make distributions to our shareholders if our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus any reserves required by Dutch law or by our articles of association from time to time. Our board of directors may decide that all or part of our profits shall be added to our reserves and any remaining profit will be at the disposal of the general meeting at the proposal of our board of directors for distribution on our ordinary shares, subject to restrictions of Dutch law. We only make a distribution of profits to our shareholders after the adoption of our annual accounts demonstrating that such distribution is permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting. Dividends and other distributions shall be payable ultimately fourteen days after the resolution to make the distribution. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring). Exchange controls Under existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott, anti-money-laundering or anti-terrorism regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares. Public offers Under Dutch law, any shareholder who directly or indirectly obtains control of a Dutch listed company, such as us, is required to make a public offer for all issued and outstanding shares in that company’s share capital at a fair price. Such control is deemed present if a (legal) person is able to exercise, alone or acting in concert, at least 30% of the voting rights in the general meeting of such listed company (subject to certain exceptions, including a grandfathering exemption for major shareholders who, acting alone or in concert, already had control at the time of that company’s initial public offering). An additional exemption exists if such (legal) person, alone or acting in concert, reduces its holding below 30% within 30 days of the acquisition of control provided that: (i) the reduction of such (legal) person’s holding was not effected by a transfer of shares or depositary receipts to an exempted party; and (ii) during this period such (legal) person, alone or acting in concert, did not exercise its voting rights. In addition, it is prohibited to launch a public offer for shares of a listed Dutch company, such as our ordinary shares, unless an offer document has been approved by the competent authorities (which, for the company, would be the AFM). A public offer may only be launched by way of publication of an approved offer document unless a company makes an offer for its own shares. Squeeze out procedures A shareholder who - alone or together with group companies - for his own account holds at least 95% of our issued share capital may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation. In addition, an offeror under a public offer is entitled to start squeeze-out proceedings if, following the public offer, the offeror - alone or together with group companies - holds at least 95% of our issued share capital and represents at least 95% of the total voting rights in our general meeting. The claim of a takeover squeeze-out needs to be filed with the Enterprise Chamber within three months following the expiry of the acceptance period of the offer. The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine a reasonable price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. In principle, the offer price is considered reasonable if the offer was a mandatory offer or if at least 90% of the shares to which the offer related were received by way of voluntary offer. Furthermore, minority shareholders that have not previously tendered their shares under a public offer may require that the offeror acquire their shares if the offeror has acquired at least 95% of our issued share capital and represents at least 95% of the total voting rights in our general meeting. With regard to price, the same procedure as for takeover squeeze-out proceedings initiated by an offeror applies. The claim also needs to be filed with the Enterprise Chamber within three months following the expiry of the acceptance period of the offer. Dissolution and liquidation Under our articles of association, we may be dissolved by a resolution of the general meeting, subject to a proposal of the board of directors. In the event of a dissolution, the liquidation shall be effected by the board of directors, unless the general meeting decides otherwise. To the extent that any assets remain after payment of all debts, those assets shall be distributed to the holders of ordinary shares. All distributions referred to in this paragraph will be made in accordance with the relevant provisions of the laws of the Netherlands. Dutch Financial Reporting Supervision Act On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange. Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on the publicly known facts or circumstances, it has reason to doubt that the company’s financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) order us to (i) make available further explanations as recommended by the AFM (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s orders. Disclosure of Substantial Holdings Any person who, directly or indirectly, acquires or disposes of an actual or deemed interest in the capital or voting rights of the company must forthwith notify the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM, if as a result of such acquisition or disposal the percentage of capital interest or voting rights held (or deemed held) by such person in the company reaches, exceeds or falls below any of the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%. A notification requirement also applies if a person’s capital interest or voting rights reaches, exceeds or falls below the above-mentioned thresholds as a result of a change in the company’s total outstanding share capital or voting rights. Such notification must be made no later than the fourth trading day after the AFM has published the company’s notification of the change in its outstanding share capital. The company is required to notify the AFM forthwith of the changes to its total share capital or voting rights if its issued share capital or voting rights changes by 1% or more since the company’s previous notification. The company must also notify the AFM within eight days after each quarter, in the event its share capital or voting rights changed by less than 1% in that relevant quarter since the company’s previous notification. For the purpose of calculating the percentage of capital interest or voting rights under the rules outlined above, the following interests must, inter alia, be taken into account: (i) shares and voting rights directly held (or acquired or disposed of) by any person; (ii) shares and voting rights held (or acquired or disposed of) by such person’s controlled entity or by a third party for such person’s account or by a third party with whom such person has concluded an oral or written voting agreement; (iii) voting rights acquired pursuant to an agreement providing for a temporary transfer of voting rights against a payment; (iv) shares which such person (directly or indirectly) or third party referred to above, may acquire pursuant to any option or other right to acquire shares; (v) shares that determine the value of certain cash settled financial instruments such as contracts for difference and total return swaps; (vi) shares that must be acquired upon exercise of a put option by a counterparty; and (vii) shares that are the subject of another contract creating an economic position similar to a direct or indirect holding in those shares. Special attribution rules apply to shares and voting rights that are part of the property of a partnership or other community of property. A holder of a pledge or right of usufruct in respect of shares can also be subject to the reporting obligations, if such person has, or can acquire, the right to vote the shares. The acquisition of (conditional) voting rights by a pledgee or beneficial owner may also trigger the reporting obligations as if the pledgee or beneficial owner were the legal holder of the shares. For the purpose of calculating the percentage of capital interest or voting rights, the following instruments qualify as “shares”: (i) shares, (ii) depositary receipts for shares (or negotiable instruments similar to such receipts), (iii) negotiable instruments for acquiring the instruments under (i) or (ii) (such as convertible bonds), and (iv) options for acquiring the instruments under (i) or (ii).

Disclosure of Short Positions Each person holding a gross short position in relation to our issued share capital that reaches, exceeds or falls below any one of the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%, must forthwith give written notice to the AFM. If a person’s gross short position reaches, exceeds or falls below one of the above-mentioned thresholds as a result of a change in the company’s issued share capital, such person must make a notification not later than the fourth trading day after the AFM has published the company’s notification in the public register of the AFM. In addition, any natural or legal person holding a net short position equal or exceeding 0.2% of the issued share capital of a Dutch listed company is required to notify such position to the AFM. Each subsequent increase of this position by 0.1% above 0.2% must also be notified, provided that the European Securities and Markets Authority has decided, in light of the COVID-19 pandemic, to temporarily lower the initial threshold of 0.2% to 0.1% until March 19, 2021 (subject to potential renewal of the extension). Each net short position exceeding 0.5% of the issued share capital of a Dutch listed company and any subsequent increase of that position by 0.1% will be made public by the AFM. To calculate whether a natural person or legal person has a net short position, his short positions and long positions must be set off. Market Abuse Rules Insider dealing and market manipulation prohibitions Pursuant to the European Market Abuse Regulation, no natural or legal person is permitted to: (i) engage or attempt to engage in insider dealing in financial instruments listed on a regulated market or for which a listing has been requested, such as the ordinary shares, (ii) recommend that another person engages in insider dealing or induce another person to engage in insider dealing or (iii) unlawfully disclose inside information relating to the ordinary shares or the company. Furthermore, no person may engage in or attempt to engage in market manipulation. Public disclosure of inside information We are required to inform the public as soon as possible and in a manner that enables fast access and complete, correct and timely assessment of the information, of inside information which directly concerns the company. Pursuant to the European Market Abuse Regulation, inside information is information of a precise nature, which has not been made public, relating, directly or indirectly, to one or more issuers or to one or more financial instruments, and which, if it were made public, would be likely to have a significant effect on the prices of those financial instruments or on the price of related derivative financial instruments. An intermediate step in a protracted process can also be deemed to be inside information. The company is required to post and maintain on its website all inside information for a period of at least five years. Under certain circumstances, the disclosure of inside information may be delayed, which needs to be notified to the AFM after the disclosure has been made. Upon request of the AFM, a written explanation needs to be provided setting out why a delay of the publication was considered permitted. Insiders lists The company and any person acting on its behalf or on its account are obligated to draw up an insiders’ list of officers, employees and other persons working for the company with access to inside information relating to the company, to promptly update the insider list and provide the insider list to the AFM upon its request. the company and any person acting on its behalf or on its account are obligated to take all reasonable steps to ensure that any person on the insider list acknowledges in writing the legal and regulatory duties entailed and is aware of the sanctions applicable to insider dealing and unlawful disclosure of inside information. Managers’ transactions In addition to the notification obligations for persons discharging managerial responsibilities (and persons closely associated with them) mentioned above, a person discharging managerial responsibilities is not permitted to (directly or indirectly) conduct any transactions on its own account or for the account of a third party, relating to our ordinary shares or debt instruments of the company or other financial instruments linked thereto, during a closed period of 30 calendar days before the announcement of a half-yearly report or the annual report of the company. The company is required to draw up a list of all persons discharging managerial responsibilities and persons closely associated with them and notify persons discharging managerial responsibilities of their obligations in writing. Persons discharging managerial responsibilities are required to notify the persons closely associated with them of their obligations in writing. Non-compliance with Market Abuse Rules In accordance with the Market Abuse Regulation, the AFM has the power to take appropriate administrative sanctions, such as fines, and/or other administrative measures in relation to possible infringements. Non-compliance with the market abuse rules set out above could also constitute an economic offense and/or a crime (misdrijf) and could lead to the imposition of administrative fines by the AFM. The public prosecutor could press criminal charges resulting in fines or imprisonment. If criminal charges are pressed, it is no longer allowed to impose administrative penalties and vice versa. The AFM shall in principle also publish any decision imposing an administrative sanction or measure in relation to an infringement of the Market Abuse Regulation. Comparison of Dutch corporate law and our articles of association and U.S. corporate law The following comparison between Dutch corporate law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law. Corporate governance Duties of directors The Netherlands. We have a one-tier board structure consisting of one or more executive directors and one or more non-executive directors. Under Dutch law, the board of directors as a collective is responsible for the management and the strategy, policy and operations of the company. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in the identity or character of the company requires the approval of the general meeting. Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders. Director terms The Netherlands. The DCGC provides the following best practice recommendations on the terms for directors’ service: • Executive directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms executive directors may serve.

• Non-executive directors should be appointed for two consecutive periods of no more than four years. Thereafter, non-executive directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that any reappointment after an eight-year term of office should be disclosed in the company’s annual board report. The general meeting shall at all times be entitled to suspend or remove a director. Under our articles of association, the general meeting may adopt a resolution to suspend or remove such director by a majority of the votes cast, provided such majority represents more than one third of the issued share capital. If the majority of the votes cast are in favor of the proposal to suspend or remove a director, but such majority does not represent at least one third of the issued share capital, a new meeting may be convened in which the director concerned may be suspended or removed with a majority of the votes cast. Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve. Director vacancies The Netherlands. Under Dutch law, directors are appointed and reappointed by the general meeting. Under our articles of association, directors are appointed by the general meeting upon the binding nomination by our board of directors. However, the general meeting may at all times reject the nomination by a resolution adopted with a majority of the votes cast representing at least one third of the issued share capital. If the nomination is rejected by the majority of the votes cast, but such majority does not represent at least one third of the issued share capital, a new meeting may be convened in which the nomination may be rejected with a majority of the votes cast, irrespective of the percentage of our issued share capital represented at the meeting. In that event, the board of directors shall make a new nomination. In addition, under our articles of association, if a director is no longer in office or is unable to act, he or she may be replaced temporarily by a person whom the board of directors has designated for that purpose. If no directors are in office or all of them are unable to act, the general meeting shall appoint one or more persons who will temporarily be charged with the company’s management. Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy. Conflict-of-interest transactions The Netherlands. Under Dutch law and our articles of association, our directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which such director has a conflict of interest with us. Our articles of association provide that if as a result thereof no resolution of the board of directors can be adopted, the resolution can nonetheless be adopted by the board of directors as if none of the directors had a conflict of interest. In that case, each director is entitled to participate in the discussion and decision-making process and to cast a vote. These rules apply mutatis mutandis with respect to decision-making relating to related party transactions (as defined by Dutch law) in which a director is involved. The DCGC provides the following best practice recommendations in relation to conflicts of interests: • a director should report any potential conflict of interest in a transaction that is of material significance to the company and/or to such director to the other directors without delay, providing all relevant information in relation to the conflict; • the board of directors should then decide, outside the presence of the director concerned, whether there is a conflict of interest;

• transactions in which there is a conflict of interest with a director should be agreed on arms’ length terms; and • a decision to enter into such a transaction in which there is a conflict of interest with a director that is of material significance to the company and/or to such director shall require the approval of the board of directors, and such transactions should be disclosed in the company’s annual board report. Delaware. The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if: • the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent; • the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or • the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders. Proxy voting by directors The Netherlands. An absent director may issue a proxy for a specific board meeting but only to another director in writing. Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director. Dutch Corporate Governance Code The DCGC contains both principles and best practice provisions for boards of directors, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a Dutch company listed on a stock exchange, we are subject to the DCGC and are required to disclose in our annual board report to what we extent comply with the principles and best practice provisions of the DCGC, and where we do not (for example, because of a conflicting Nasdaq requirement or otherwise), we must state why and to what extent we deviate in our annual report. Our most substantial deviations from the DCGC are summarized below. • The DCGC recommends that the company should draw up regulations governing ownership of, and transactions in, securities by directors, other than securities issued by the company. We believe that our directors should not be limited by regulations in addition to the requirements under applicable law and regulations. • The DCGC recommends against providing equity awards as part of the compensation of a non-executive director. However, we expect to deviate from this recommendation and grant equity awards to our non-executive directors, consistent with U.S. market practice. • The DCGC recommends that all analyst meetings, analyst presentations, presentations to institutional investor or other investors and press conferences can be followed in real time, by means of webcasting, telephone or otherwise. Considering the company’s size, it would create an excessive burden to provide facilities that enable shareholders to follow in real time all the meetings with analysts, presentations to analysts, presentations to investors referred to in the best practice provision. However, the company ensures that presentations are posted on the website immediately after the meetings in question and is exploring ways to make some meetings (such as the annual general meeting) accessible in real time at least in audio format. The company also holds both pre-recorded and live webinars at which key events such as quarterly financial statements or large corporate actions can be discussed. Meetings discussing financial results and other significant news will be announced and conducted in accordance with this provision. • The DCGC recommends to appoint an internal auditor. Due to the size of the company, Pharming has not created a specific position for an internal auditor, but it has provided for the assessment and testing of the risk management and control systems to be supported by the finance manager. As a result of the company operating in the highly regulated field of development and worldwide commercialization of human medicines, the company has a fully-staffed quality assurance department which is responsible, inter alia, for maintaining an extensive system of standard operating procedures throughout the company and for the execution of audits on all (major) suppliers, subcontractors, licensees and internal departments of the company including the finance department, although this is not the same as an internal auditor. The audit committee has reviewed the need for an internal auditor. Based on this review, the Board of Supervisory Directors had recommended to the Board of Management that due to the size of the company, no internal auditor was needed at that point in time. The Audit Committee reconsiders this position at least annually. The growth of the Company at present may cause a different determination at some point in the foreseeable future. Shareholder rights Voting rights The Netherlands. In accordance with Dutch law and our Articles of Association, each issued ordinary share confers the right to cast one vote at the general meeting. Each holder of shares may cast as many votes as it holds shares. No votes may be cast on shares that are held by us or our direct or indirect subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge (pandrecht). The record date in order to establish which shareholders are entitled to attend and vote at the general meeting shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting. Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting. Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting. Shareholder proposals The Netherlands. Pursuant to our Articles of Association, extraordinary general meetings of shareholders will be held whenever required under Dutch law or whenever our board of directors deems such to be appropriate or necessary. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law representing at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within eight weeks after the request, the requesting party/parties shall be authorized to convene such general meeting themselves. Also, the agenda for a general meeting shall include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing and received by the board of directors at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda. A shareholder exercising its right to put an item on the agenda must notify the company, in its request, of the following information (in case the right is exercised by multiple shareholders, the information listed below may be aggregated): a. the percentage of the issued share capital represented by the ordinary shares which are, or are deemed to be (under the applicable Dutch attribution rules), at the disposal of such shareholder; and b. the percentage of the issued share capital represented by the financial instruments which are at the disposal of such shareholder and which constitute a short position with respect to ordinary shares. In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (e.g. the removal of directors), the board of directors should be given the opportunity to invoke a reasonable response time of up to 180 days from the moment the board of directors is informed of the intentions of the shareholder(s). If invoked, the board of directors shall use such response period for further deliberation and constructive consultation, in any event with the shareholders concerned, and shall explore alternatives. At the end of the response time, the board of directors shall report on this consultation and the exploration of alternatives to the general meeting. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above. Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least €2,000 in market value, or 1% of the corporation’s securities entitled to vote, and has owned such securities for at least one year, may propose a matter for a vote at an annual or special meeting in accordance with those rules. Action by written consent The Netherlands. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) the company has not issued bearer shares or, with its cooperation, depository receipts for shares in its capital, and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for publicly traded companies. Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent. Appraisal rights The Netherlands. Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. However, Dutch law does provide for squeeze-out procedures as described under “Description of Share Capital and Articles of Association — Squeeze out procedures.” Also, Dutch law provides for cash exit rights in certain situations for dissenting shareholders of a company organized under Dutch law entering into certain types of mergers. In those situations, a dissenting shareholder may file a claim with the Dutch company for compensation. Such compensation shall then be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the merger. Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations. Shareholder suits The Netherlands. In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of the Netherlands and who did not opt-out will be bound to the outcome of the case. Residents of other countries must actively opt in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt-out. This new regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not bind individual class members. Even though Dutch law does not provide for derivative suits, directors and officers can still be subject to liability under U.S. securities laws. Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile. Repurchase of shares The Netherlands. Under Dutch law, when issuing shares, a public company with limited liability such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. A listed public company with limited liability such as ours may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called-up share capital plus any reserves required by Dutch law or its articles of association and (ii) the aggregate nominal value of shares of the company which the company acquires, holds or on which the company holds a pledge (pandrecht) or which are held by a subsidiary of the company, would not exceed 50% of its then current issued share capital. Such company may only acquire its own shares if its general meeting has granted the board of directors the authority to effect such acquisitions. An acquisition of ordinary shares for a consideration must be authorized by our general meeting. Such authorization may be granted for a maximum period of 18 months after our initial public offering and must specify the number of ordinary shares that may be acquired, the manner in which ordinary shares may be acquired and the price limits within which ordinary shares may be acquired. Authorization is not required for the acquisition of ordinary shares in order to transfer them to our employees. The actual acquisition may only be effected by a resolution of our board of directors. As at May 20, 2020, our board of management, subject to the approval of the board of supervisory directors, has been authorized, for the period from May 20, 2020 until July 20, 2021, to repurchase not more than 10% of the issued share capital, for a price not less than the nominal value and not exceeding 100% of the average final closing rates as listed in the Official Price Gazette of Euronext Amsterdam N.V. during five consecutive days prior to the date of repurchase (such average market price being the average of the closing prices on each of the five consecutive trading days preceding the date the acquisition is agreed upon by us). As a result of the implementation of the corporate reorganization, this authorization shall be considered to have been granted to our board of directors. These shares may be used to deliver shares underlying awards granted pursuant to our equity-based compensation plans. No authorization of the general meeting is required if ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.

Delaware. Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations. Anti-Takeover Provisions The Netherlands. Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including: • a provision that our directors may only be removed at the general meeting by a resolution adopted with a majority of the votes cast, representing at least one third of our issued share capital; if the majority of the votes cast are cast in favor of the removal, but such majority does not represent at least one third of the issued share capital, a new meeting may be convened in which the removal may be resolved upon with a majority of the votes cast, irrespective of the percentage of our issued share capital represented at the meeting; • our directors being appointed on the basis of a binding nomination by our board of directors, which can only be overruled by the general meeting by a resolution adopted with the majority of the votes cast, provided such majority represents at least one third of the issued share capital; if the nomination is rejected by the majority of the votes cast, but such majority does not represent at least one third of the issued share capital, a new meeting may be convened in which the nomination may be rejected with a majority of the votes cast, irrespective of the percentage of our issued share capital represented at the meeting; in that event, the board of directors shall make a new nomination; and • requirements that certain matters, including an amendment of our articles of association or our dissolution, may only be brought to our shareholders for a vote upon a proposal by our board of directors. Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation. Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless: • the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions; • after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or • after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder. A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. In most cases, such an amendment is not effective until 12 months following its adoption.

Inspection of Books and Records The Netherlands. The board of directors provides the general meeting, within a reasonable amount of time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of our company. If the board of directors invokes such an overriding interest, it must give reasons. Delaware. Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business. Removal of directors The Netherlands. Under our Articles of Association, the general meeting shall at all times be entitled to suspend or remove a director. The general meeting may only adopt a resolution to suspend or remove a director by with a majority of the votes cast, representing at least one third the issued share capital. If the majority of the votes cast are in favor of the proposal to suspend or remove a director, but such majority does not represent at least one third of the issued share capital, a new meeting may be convened in which the director concerned may be suspended or removed with a majority of the votes cast. Delaware. Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part. Issuance of shares The Netherlands. Under Dutch law, a company’s general meeting is the corporate body authorized to resolve on the issuance of shares and the granting of rights to subscribe for shares. The general meeting can delegate such authority to another corporate body of the company, such as the board of directors, for a period not exceeding five years, upon proposal of the board of directors. As at May 20, 2020, our board of management, subject to the approval of the board of supervisory directors, has been authorized, for the period from May 20, 2020 to July 20, 2021, to issue shares and grant rights to acquire shares up to 10% of the issued share capital as per the moment of the resolution of the board of directors to issue shares and/or grant rights to acquire shares. As a result of the implementation of the corporate reorganization, this authorization shall be considered to have been granted to our board of directors. Delaware. All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation. Preemptive rights The Netherlands. Under Dutch law, in the event of an issuance of ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting upon proposal of the board of directors. The board of directors may restrict or exclude the preemptive rights in respect of newly issued ordinary shares if it has been designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to restrict or exclude the preemptive rights or to designate the board of directors as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting.

As at May 20, 2020, our board of management, subject to the approval of the board of supervisory directors, has been authorized, for the period from May 20, 2020 to July 20, 2021, to limit or exclude preemptive rights in relation to an issuance of shares or a grant of rights to subscribe for shares that the board of directors is authorized to resolve upon (see above under “Issuance of shares”). As a result of the implementation of the corporate reorganization, this authorization shall be considered to have been granted to our board of directors. Delaware. Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation. Dividends The Netherlands. We may only make distributions to our shareholders if our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus any reserves required by Dutch law or by our articles of association from time to time. Our board of directors may decide that all or part of our profits shall be added to our reserves and any remaining profit will be at the disposal of the general meeting at the proposal of our board of directors for distribution on our ordinary shares, subject to restrictions of Dutch law. We only make a distribution of profits to our shareholders after the adoption of our annual accounts demonstrating that such distribution is permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting. Dividends and other distributions shall be payable ultimately fourteen days after the resolution to make the distribution. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring). Delaware. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash. Shareholder vote on certain reorganizations The Netherlands. Under Dutch law, the general meeting must approve resolutions of the board of directors relating to a significant change in the identity or the character of the company or the business of the company, which includes: • a transfer of the business or virtually the entire business to a third party; • the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and • the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company. Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger, and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights. Remuneration of directors The Netherlands. Under Dutch law and our articles of association, we must adopt a remuneration policy for our board of directors. Such remuneration policy shall be subject to approval by the general meeting upon the proposal of the board of directors. The remuneration policy shall be proposed for approval by the general meeting at least once every four years. A resolution to approve the remuneration policy requires a majority of at least seventy-five percent of the votes cast. The board of directors determines the remuneration of individual directors with due observance of the remuneration policy. Annually, our remuneration report detailing the implementation of our remuneration policy over the financial year concerned will be put to the general meeting for an advisory vote. Our executive directors may not participate in the discussions or decision-making regarding the remuneration of executive directors. A proposal by the board of directors with respect to remuneration schemes in the form of shares or rights to shares will be subject to the approval of the general meeting. This proposal must set out at least the maximum number of shares or rights to subscribe for shares to be granted to the board of directors and the criteria for granting or amendment. Delaware. Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements. AMERICAN DEPOSITARY SHARES Depositary JPMorgan Chase Bank, N.A., or JPMorgan, as depositary, has agreed to act as the depositary and registrar for the ADSs representing our ordinary shares. The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179. Provisions The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. The deposit agreement has been filed with the SEC as an exhibit to the Annual Report on 20-F of which this Exhibit is a part. Each ADS will represent an ownership interest in a designated number of ordinary shares in our capital which will be deposited from time to time with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary, yourself as an ADR holder and all other ADR holders, and all beneficial owners of an interest in the ADSs evidenced by ADRs from time to time. The share-to-ADS is ten to one, subject to amendment as provided in the form of ADR (which may give rise to fees contemplated by the form of ADR). In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. A beneficial owner is any person or entity having a beneficial ownership interest ADSs. A beneficial owner needs not be the holder of the ADR evidencing such ADS. If a beneficial owner of ADSs is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under the deposit agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the deposit agreement solely through the holder of the ADR(s) evidencing the ADSs owned by such beneficial owner. The arrangements between a beneficial owner of ADSs and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have. An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name for all purposes under the deposit agreement and ADRs. The depositary’s only notification obligations under the deposit agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs. Unless certificated ADRs are specifically requested, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs. Each certificated ADR shall be registered in the name of the holder; no bearer certificates shall be issued for ADRs. You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are. As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Dutch law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. Because an ADR has similarities to a depository receipt as such term is known under Dutch law, we consider the holders of ADRs to be holders of depository receipts under Dutch law issued with our cooperation. As a consequence, holders of ADRs shall have certain rights under Dutch law, including meeting rights with respect to our general meetings and the rights of those having such meeting rights as described under “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934—Ordinary Shares”.

Share Dividends and Other Distributions How will I receive dividends and other distributions on the shares underlying my ADSs? We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent. Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner: • Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution. • Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto. • Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may: (i) sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or (ii) if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse. • Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash. If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items. Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices. The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable. There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the Disclosure page (or successor page) of www.adr.com, the location and contents of which the depositary shall be solely responsible for. Deposit, Withdrawal and Cancellation How does the depositary issue ADSs? The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A. (or nominee), as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct. The custodian will hold all deposited shares for the account and to the order of the depositary, in each case for the benefit of ADR holders. ADR holders and beneficial owners thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement and, for ADR holders, certain rights attributed under Dutch law to holders of depository receipts for ordinary shares in our capital issued with our cooperation (see “Description of Share Capital and Articles of Association”). The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.” Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders. Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued. How do ADR holders cancel an ADS and obtain deposited securities? When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request. The depositary may only restrict the withdrawal of deposited securities in connection with: • temporary delays caused by closing our transfer books or those of the depositary or the payment of dividends; • the payment of fees, taxes and similar charges; or • compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities. This right of withdrawal may not be limited by any other provision of the deposit agreement. Record Dates The depositary may, after consultation with us if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record dates for general meetings set by us or by applicable law) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be): • to receive any distribution on or in respect of deposited securities, • to give instructions for the exercise of voting rights at a general meeting, or • to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, • to receive any notice or to act in respect of other matters, all subject to the provisions of the deposit agreement. Voting Rights How do I vote? If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any general meeting, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least 30 days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of Dutch law, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such ADR holder’s ADRs and (iii) the manner in which such instructions may be given, or deemed to be given pursuant to the terms of the deposit agreement, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such ADR holder’s name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.

Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities. To the extent that (A) we have provided the depositary with at least 35 days’ notice of the proposed meeting, (B) the voting notice will be received by all ADR holders and beneficial owners no less than 10 days prior to the date of the meeting and/or the cut-off date for the solicitation of consents or proxies, and (C) the depositary does not receive instructions on a particular agenda item from an ADR holder (including, without limitation, any entity or entities acting on behalf of the nominee for DTC) in a timely manner, such ADR holder shall be deemed, and in the deposit agreement the depositary is instructed to deem such ADR holder, to have instructed the depositary to give a discretionary proxy for such agenda item(s) to a person designated by us to vote the deposited securities represented by the ADSs for which actual instructions were not so given by all such ADR holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (1) we inform the depositary in writing (and we agree to provide the depositary with such instruction promptly in writing) that (a) we wish such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s) and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of shares, and (2) the depositary has obtained an opinion of counsel, in form and substance satisfactory to the depositary, confirming that (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in the Netherlands, (ii) the granting of such proxy will not result in a violation of Dutch laws, rules, regulations or permits, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under Dutch laws, rules and regulations, and (iv) the granting of such discretionary proxy will not under any circumstances result in the shares represented by the ADSs being treated as assets of the depositary under Dutch laws, rules or regulations. The depositary may from time to time access information available to it to consider whether any of the circumstances described above exist, or request additional information from us in respect thereto. By taking any such action, the depositary shall not in any way be deemed or inferred to have been required, or have had any duty or responsibility (contractual or otherwise), to monitor or inquire whether any of the circumstances described above existed. In addition to the limitations provided for in the deposit agreement, ADR holders and beneficial owners are advised and agree that (a) the depositary will rely fully and exclusively on us to inform it of any of the circumstances set forth above, and (b) neither the depositary, the custodian nor any of their respective agents shall be obliged to inquire or investigate whether any of the circumstances described above exist and/or whether we complied with our obligation to timely inform the depositary of such circumstances. Neither the depositary, the custodian nor any of their respective agents shall incur any liability to ADR holders or beneficial owners (i) as a result of our failure to determine that any of the circumstances described above exist or our failure to timely notify the depositary of any such circumstances or (ii) if any agenda item which is approved at a meeting has, or is claimed to have, a material or adverse effect on the rights of holders of shares. Because there is no guarantee that ADR holders and beneficial owners will receive the notices described above with sufficient time to enable such ADR holders or beneficial owners to return any voting instructions to the depositary in a timely manner, ADR holders and beneficial owners may be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us in such circumstances, and neither the depositary, the custodian nor any of their respective agents shall incur any liability to ADR holders or beneficial owners in such circumstances. ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, or deemed to be given pursuant to the terms of the deposit agreement, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy (or deemed to have been instructed pursuant to the terms of the deposit agreement), or for the effect of any such vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, regulation, or requirement of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Under Dutch law and our articles of association, each as in effect as of the date of the deposit agreement, the voting procedure at any general meeting shall be determined by the chairman of the meeting. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. Reports and Other Communications Will ADR holders be able to view our reports? The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders. Fees and Expenses What fees and expenses will I be responsible for paying? The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, canceled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge. The following additional charges shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable: • a fee of U.S.$0.05 or less per ADS held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the deposit agreement; • an aggregate fee of U.S.$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision); • a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions); • a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto; • stock transfer or other taxes and other governmental charges; • cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities; • transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and • fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A., or the Bank, and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions. The foreign exchange rate applied to an foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of an foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity. Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us. Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on www.adr.com. Each holder and beneficial owner by holding or owning an ADR or ADS or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on www.adr.com will apply to any foreign exchange transaction executed pursuant to the deposit agreement. We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The right of the depositary to receive payment of fees, charges and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.

The fees and charges described above may be amended from time to time by agreement between us and the depositary. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary. Payment of Taxes ADR holders or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the SAT Circular 82 issued by the SAT or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current and former beneficial owners, by holding or owning, or having held or owned, an ADR, the ADR holder thereof (and prior ADR holder thereof) acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or former beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto. As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained. Reclassifications, Recapitalizations and Mergers If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us: • amend the form of ADR;

• distribute additional or amended ADRs; • distribute cash, securities or other property it has received in connection with such actions; • sell any securities or property received and distribute the proceeds as cash; or • none of the above. If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property. Amendment and Termination How may the deposit agreement be amended? We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees on a per ADS basis or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance. Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary). How may the deposit agreement be terminated? The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary.

After the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement and the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the deposit agreement except for its obligations to the depositary and its agents. Notwithstanding anything to the contrary, in connection with any such termination, the depositary may, in its sole discretion and without notice to us, establish an unsponsored American depositary share program (on such terms as the depositary may determine) for our shares and make available to ADR holders a means to withdraw the shares represented by the ADSs issued under the deposit agreement and to direct the deposit of such shares into such unsponsored American depositary share program, subject, in each case, to receipt by the depositary, at its discretion, of the fees, charges and expenses provided for under the deposit agreement and the fees, charges and expenses applicable to the unsponsored American depositary share program. Limitations on Obligations and Liability to ADR holders Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require: • payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement; • the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and • compliance with such regulations as the depositary may establish consistent with the deposit agreement. The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities. The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act of 1933 is intended by any of the limitations of liabilities provisions of the deposit agreement. The deposit agreement provides that each of us, the depositary and our respective agents will: • incur or assume no liability (including, without limitation, to holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the Netherlands, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, epidemic, pandemic, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting); • incur or assume no liability (including, without limitation, to holders or beneficial owners) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable; • incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct and the depositary shall not be a fiduciary or have any fiduciary duty to holders or beneficial owners; • in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs; • in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs, which in our or our agents’ opinion, as the case may be, may involve it in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be requested; • not be liable (including, without limitation, to holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, us; or • may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of the Netherlands, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system. Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or ADSs. Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, or deemed to be given pursuant to the terms of the deposit agreement, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy (or deemed to have been instructed pursuant to the terms of the deposit agreement), or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation holders or beneficial owners of ADRs and ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought. The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs. Disclosure of Interest in ADSs To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. Books of Depositary The depositary or its agent maintains a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary. The depositary maintains facilities for the delivery and receipt of ADRs. Appointment In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement is deemed for all purposes to: • be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs,

• appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR or ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and • acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, beneficial owners and/or their respective affiliates may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs. For all purposes under the deposit agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADRs. Governing Law The deposit agreement, the ADSs and the ADRs are governed by and construed in accordance with the internal laws of the State of New York. In the deposit agreement, we have submitted to the non-exclusive jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Any action based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in the Netherlands, the United States and/or any other court of competent jurisdiction. Under the deposit agreement, by holding or owning an ADR or ADS or an interest therein, ADR holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving ADR holders or beneficial owners brought by us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York. Jury Trial Waiver In the deposit agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.